SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 10, 2016

C1 Financial, Inc.
(Exact Name of Registrant as Specified in Charter)

Florida	001-36595	46-4241720
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 5th Street South St. Petersburg, Florida 33701
(Address of Principal Executive Offices)

(877) 266-2265 (Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed in the definitive proxy statement/prospectus dated February 1, 2016 (the “Proxy Statement”) relating to the proposed merger (the “Merger”) of C1 Financial, Inc. (“C1” or the “Company”) with and into Bank of the Ozarks, Inc. (“Ozarks”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 9, 2015, by and among the Company, the Company’s wholly owned subsidiary, C1 Bank, Ozarks and Ozarks’ wholly owned subsidiary, Bank of the Ozarks, C1 conducted a marketing process to solicit offers for the purchase of certain loans of C1 Bank (the “Brazilian loans”).  The marketing process was concluded on March 10 , 2016, and no offers for the Brazilian loans were received by C1 in excess of the price to be paid under that certain standby purchase agreement between Marcelo Faria de Lima and Ozarks (the “Brazilian standby purchase agreement”).  The Merger Agreement provides for an increase in the consideration payable to C1 shareholders in the Merger if the Brazilian loans are sold at a price in excess of the price to be paid under the Brazilian standby purchase agreement. Based on the results of the marketing process, C1 does not believe that there will be an increase in the consideration payable to C1 shareholders under the Merger Agreement as a result of a sale of the Brazilian loans.

For additional information regarding the Merger, investors are urged to read the Proxy Statement and any other relevant documents carefully in their entirety.  The Proxy Statement, as well as other filings containing information about C1 and Ozarks is available, without charge, at the SEC’s internet website (http://www.sec.gov).

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This communication contains certain forward-looking information about C1 and Ozarks that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. These forward-looking statements include, without limitation, statements relating to the terms and closing of the proposed transaction between C1 and Ozarks. You should carefully read forward-looking statements, including statements that contain these words, because they discuss the future expectations or state other “forward-looking” information about C1 and Ozarks. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, many of which are beyond the parties’ control, including the parties’ ability to consummate the transaction or satisfy the conditions to the completion of the transaction, including the receipt of regulatory approvals required for the transaction on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the possibility that any of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period; the risk that integration of C1’s operations with those of Ozarks will be materially delayed or will be more costly or difficult than expected; the failure of the proposed merger to close for any other reason; the effect of the announcement of the merger on customer relationships and operating results (including, without limitation, difficulties in maintaining relationships with employees or customers); dilution caused by Ozarks’ issuance of additional shares of its common stock in connection with the merger; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the diversion of management time on transaction related issues; general competitive, economic, political and market conditions and fluctuations; changes in the regulatory environment; changes in the economy affecting real estate values; C1’s ability to achieve loan and deposit growth; projected population and income growth in C1’s targeted market areas; volatility and direction of market interest rates and a weakening of the economy which could materially impact credit quality trends and the ability to generate loans; and the other factors described in C1’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC or Ozarks’ Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC. C1 and Ozarks assume no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, all of which speak only as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C1 Financial, Inc.

Date:	March 11, 2016	By:	/s/ Trevor R. Burgess
Name: Trevor R. Burgess
Title: President and Chief Executive Officer